SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by Party other than the Registrant [ ]

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[ ]   Preliminary Proxy Statement           [ ]   Confidential, for Use of the
[X]   Definitive Proxy Statement                  Commission Only (as permitted
[ ]   Definitive Additional Materials             by Rule 14a-6(e)(2))
[ ]   Soliciting Materials Pursuant to
      Rule 14a-11(c) or Rule 14a-12

                           METROCORP BANCSHARES, INC.
                (Name of Registrant as Specified in Its Charter)


                       9600 BELLAIRE BOULEVARD, SUITE 252
                              HOUSTON, TEXAS 77036
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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      1) Title of each class of securities to which transaction applies:

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      2) Aggregate number of securities to which transaction applies:

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      pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously Paid:

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
                       METROCORP BANCSHARES, INC.

                   9600 BELLAIRE BOULEVARD, SUITE 252
                          HOUSTON, TEXAS  77036

            NOTICE OF THE 2000 ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON FRIDAY, APRIL 28, 2000


Shareholders of MetroCorp Bancshares, Inc.:

      The 2000 Annual Meeting of Shareholders (the "Meeting") of MetroCorp Bancshares, Inc. (the "Company") will be held at 9600 Bellaire Boulevard, Houston Texas 77036, on Friday, April 28, 2000, beginning at 10:00 a.m. (local time), for the following purposes:

      1. To elect (i) three directors of Class II to serve on the Board of Directors of the Company until the Company's 2003 Annual Meeting of Shareholders and until their successors are duly elected and qualified and (ii) to elect one director of Class III to serve on the Board of Directors of the Company until the Company's 2001 Annual Meeting of Shareholders and until his successor is duly elected and qualified;

      2.    To approve the Company's Executive Bonus Plan;

      3. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2000; and

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The close of business on March 13, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

      You are cordially invited and urged to attend the Meeting. If you are unable to attend the Meeting, you are requested to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Meeting, you may vote in person, regardless of whether you have given your proxy. Your proxy may be revoked at any time before it is voted.

                                    By order of the Board of Directors,


                                    /s/ Don J. Wang
                                        Don J. Wang
                                        Chairman of the Board and President

Houston, Texas
April 3, 2000

                         YOUR VOTE IS IMPORTANT.

      TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

                           METROCORP BANCSHARES, INC.
                       9600 BELLAIRE BOULEVARD, SUITE 252
                              HOUSTON, TEXAS 77036


                                  APRIL 3, 2000

                            ------------------------

                                 PROXY STATEMENT
                                       FOR
                     THE 2000 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON FRIDAY, APRIL 28, 2000

                            ------------------------


            SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of MetroCorp Bancshares, Inc. (the "Company") for use at the 2000 Annual Meeting of Shareholders of the Company to be held at the Company's principal executive offices at 9600 Bellaire Boulevard, Houston, Texas 77036, on Friday, April 28, 2000, beginning at 10:00 a.m. (local time), and any adjournment thereof (the "Meeting") for the purposes set forth in this Proxy Statement and the accompanying Notice of 1999 Annual Meeting of Shareholders ("Notice of Meeting"). This Proxy Statement, the Notice of Meeting and the enclosed form of proxy will first be sent to shareholders on or about April 3, 2000.

VOTING OF PROXIES

      Shares represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

      The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by the Board of Directors may be voted with respect thereto in accordance with the judgment of the proxies. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company's Amended and Restated Bylaws.

REVOCABILITY OF PROXIES

      Any proxy given by a shareholder may be revoked by such shareholder at any time before it is exercised by submitting to the Secretary of the Company a duly executed proxy bearing a later date, delivering to the Secretary of the Company a written notice of revocation, or attending the Meeting and voting in person.

SOLICITATION

      The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls, without being paid additional compensation for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the common stock, par value $1.00 per share, of the Company (the "Common Stock") held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred in this connection.

ANNUAL REPORT

      The Company's Annual Report to Shareholders, including financial statements, for the year ended December 31, 1999, accompanies but does not constitute part of this Proxy Statement.


                     VOTING SHARES AND VOTING RIGHTS

      Only holders of record of Common Stock at the close of business on March 13, 2000 (the "Record Date"), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. At that time, there were outstanding 6,959,748 shares of Common Stock, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder's name on the books of the Company.

      The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock represented at the Meeting is required to elect the Class II and Class III nominees to the Board of Directors. The three Class II nominees and the Class III nominee receiving the highest number of votes cast by the holders of Common Stock will be elected. There will be no cumulative voting in the election of directors. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. An abstention, a broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to approve the Executive Bonus Plan and to ratify the appointment of the auditors. An abstention or a broker non-vote will have the effect of a vote against the appointment.

                          ELECTION OF DIRECTORS

ELECTION PROCEDURES; TERM OF OFFICE

      The Board of Directors currently consists of nine directors. In accordance with the Company's Amended and Restated Bylaws, members of the Board of Directors are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the Class II directors expires at the Meeting. The terms of the Class III and Class I directors expire at the annual meeting of shareholders in 2001 and 2002, respectively. The three Class II nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2003.

      The Board of Directors has nominated May P. Chu, John Lee and Don J. Wang for election as Class II directors and Mr. Tiong Loi Ang for election as a Class III director at the Meeting. Ms. Chu and Messrs. John

Lee and Wang are currently serving as Class II directors. Mr. Ang was nominated for election as a Class III director to fill the vacancy left by the resignation of a Class III director.

      The Class II and Class III nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

      If a nominee becomes unavailable to serve as a director for any reason before the election, the persons named in the proxy have the right to use their discretion to vote for such other nominee, if any, as may be designated by the Board of Directors. The Board of Directors, however, has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

      Any director vacancy occurring after the election may be filled only by a majority of the remaining directors, even if less than a quorum of the Board of Directors. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

NOMINEES FOR ELECTION

      The following table sets forth certain information with respect to each nominee for election as a director of the Company:


NAME                        AGE                POSITION
----                        ---                --------
Tiong Loi Ang..........      68      Class III Nominee

May P. Chu.............      52      Class II Director of the Company; Director
                                     of MetroBank, N.A. (the "Bank")
John Lee...............      55      Class II Director of the Company; Director
                                     of the Bank
Don J. Wang............      56      Chairman of the Board, Class II Director
                                     and President of the Company; Chairman
                                     of the Board and Chief Executive Officer of the Bank

      TIONG LOI ANG. Mr. Ang is being nominated as a Class III director of the Company. Mr. Ang has been involved in real estate development in Malaysia, Hong Kong, China and the United States for more than the past five years.

      MAY P. CHU. Ms. Chu is a Class II director of the Company and an organizing director of the Bank. Ms. Chu serves on the Executive Committee, Asset Liability Committee and Directors Credit Committee of the Bank. She has been the President and founder of Signet Consulting, a bank management consulting firm specializing in regulatory issues for more than the past five years. She received a Bachelors degree in Physics from the University of California at Berkeley and a Ph.D. in Economics from Case Western Reserve

University. Ms. Chu was employed at Texas Commerce Bank and Texas Commerce Bancshares, Inc. for more than five years, first in the Economics Division and subsequently in Mergers/Acquisitions.

      JOHN LEE. Mr. Lee is a Class II director of the Company and an organizing director of the Bank. He has been an Executive Vice President of Alpha Seafood Enterprises, Inc. for more than the past five years and serves as the Treasurer, Director and co-founder of United Oriental Capital Corporation, a Specialized Small Business Investment Company. For six years, Mr. Lee served as President and manager for numerous motels in the Houston area. Mr. Lee received a Bachelors degree in Economics from National Chung Hsing University. He is a member of the Taiwanese Chamber of Commerce of North America. Mr. Lee is the brother-in-law of Mr. David Tai. Mr. Lee is not related to Mr. George M. Lee.

      DON J. WANG. Mr. Wang is a Class II director of the Company and an organizing director of the Bank. Mr. Wang has served as Chairman of the Board and President of the Company since its formation and Chairman of the Board and Chief Executive Officer of the Bank since 1987. Mr. Wang has also been Chairman of the Board of New Era Life Insurance Company since 1989. Mr. Wang served as President of the Taiwanese Chamber of Commerce of North America in 1992 and currently sits on the Advisory Board. He has served as a Board member of the Greater Houston Partnership since 1994. Mr. Wang serves on the Harris County Hospital District Board of Managers, the Board of Directors of the Hope Shelter/Abused Children Program and the Advisory Board of the Chinese Community Center. He is Chairman of the Chinese Senior Estates/Senior Housing Project and Co-Chairman of the Asian and Pacific Island Division of the United Way. Mr. Wang also served on the Advisory Committee of the Ex-Im Bank in 1998 and is active in the Houston Image Group. He received a Bachelors of Science degree from National Chung Hsing University and a Masters in Science degree from Utah State University. Mr. Wang is the brother of Ms. Helen F. Chen.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

               CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information with respect to the Company's Class I and Class III directors, whose terms of office do not expire at the Meeting, and certain officers of the Company and the Bank (other than Mr. Don J. Wang):

     NAME                               POSITION                           AGE
     ----                               --------                           ---

Helen F. Chen........ Class I Director of the Company; Director of          52
                      the Bank

Tommy F. Chen........ Class III Director of the Company; Director of        62
                      the Bank

George M. Lee........ Class I Director of the Company; Director of          50
                      the Bank

Ruth E. Ransom....... Senior Vice President and Chief Financial             46
                      Officer of the Company and the Bank

David Tai............ Class I Director, Executive Vice President and        48
                      Secretary of the Company; President and Vice
                      Chairman of the Board of the Bank

Joyce Tee............ Senior Vice President and Chief Credit Officer        34
                      of the Bank

Joe Ting............. Class III Director of the Company; Director of        47
                      the Bank


      HELEN F. CHEN. Ms. Chen is a Class I director of the Company and was elected as a member of the Board of Directors of the Bank in 1989. She is the President of Metro Investment Group, Inc., an investment company that holds shares of Common Stock of the Company as its principal asset. She is the President-elect of the Houston Chinese Schools Association and the Principal of the Houston Northwest Chinese School, where she served as Chairman of the Board from 1991 to 1997. A member of various civic organizations in Houston, Ms. Chen focuses her volunteer efforts in the Chinese community. Ms. Chen is the sister of Don J. Wang. Ms. Chen is not related to Mr. Tommy F. Chen.

      TOMMY F. CHEN. Mr. Chen is a Class III director of the Company and an organizing director of the Bank. Mr. Chen serves on the Executive Committee, Asset Liability Committee and Directors Credit Committee of the Bank. Since 1983, he has been the owner of the Downtown Texaco (Subway) Station. He was an aerospace engineer at NASA for three years and worked for Chevron Oil Company and Amoco Oil Company for six years. Mr. Chen has held a real estate brokers license in Texas since 1981. He received a Masters degree in Physics from Clark University in Worcester, Massachusetts and a Masters degree and a Ph.D. in Electrical Engineering from the University of Oklahoma. Mr. Chen serves as a director on the Chinatown Community Development Board and is a member of the Taiwanese Chamber of Commerce of North America. Mr. Chen is not related to Ms. Helen F. Chen.

      GEORGE M. LEE. Mr. Lee was appointed as a Class I director of the Company and a director of the Bank in March 1999. Mr. Lee is the Senior Vice President of Marketing and Sales for Higher Dimensions Research in St. Paul, Minnesota, where he is responsible for marketing and sales strategy. Prior to that, he served from 1995 to 1997 as the Chief Operating Officer of the Noel Group Companies, a travel insurance company and its four subsidiaries. From 1991 to 1994, Mr. Lee was a Senior Vice President of Fingerhut Companies and concurrently served as the President and Chief Operating Officer of its largest subsidiary, Comb Corporation. From 1987 to 1990, Mr. Lee was a Group Vice President of Hanover Direct, where he was responsible for four divisions and new business development. He received a Bachelors of Science in Econometrics from the University of Wisconsin. Mr. Lee is a resident of Minnesota. Mr. Lee is not related to Mr. John Lee.

      RUTH E. RANSOM. Ms. Ransom was named Senior Vice President and Chief Financial Officer of the Bank in November 1999 and Senior Vice President and Chief Financial Officer of the Company in February 2000. Ms. Ransom has over 20 years experience in bank financial planning, reporting, reorganization and analysis. Prior to joining the Company, she served as a Senior Financial Planning Consultant with Chase Texas (formerly Texas Commerce Bank) for 20 years, where she managed financial consultants who were responsible for profit improvements of more than 100 branch locations. Before that, she served as a Financial Planning Manager for Chase Texas and coordinated the annual financial planning process of over 70 branch locations. While at Chase Texas, she worked with bank acquisition analysis, conversions and "de novo" bank organization. Ms. Ransom received a Bachelors of Arts and a Bachelors of Business Administration from the University of Texas at Austin. She is active with the Alley Theater and the Boy Scouts. She was the Treasurer and a Trustee for the Awty International School from 1990 until 1998 and is active with several international student exchange programs.

      DAVID TAI. David Tai is a director of the Company and was elected as a member of the Board of Directors of the Bank in 1988. Mr. Tai is the Executive Vice President and Secretary of the Company and the President and Vice Chairman of the Board of the Bank, where he serves on the Directors Credit Committee. Mr. Tai was elected as President of the Bank in March 1999. Mr. Tai is a leader in the Asian-American community through his active involvement in several organizations. He is currently the President of the Taiwanese Chamber of Commerce of Greater Houston. He is the Executive Advisor of the Taiwanese Chamber of Commerce of North America, an organization that has members in 25 cities across the United States, Canada and Mexico. He is also active in the World Taiwanese Chamber of Commerce and serves as its Executive Consular. He received a Bachelors of Business Administration degree from Fu-Jen Catholic University in Taiwan in 1974 and a Masters in Business Administration degree from Murray State University in 1977. Mr. Tai is a member of the Asian Realtors Association, the Asian Chamber of Commerce and the United Way. He is a Counselor at the Taiwanese Cultural Center. Mr. Tai is the brother-in-law of Mr. John Lee.

      JOYCE TEE. Ms. Tee joined the Bank in 1992 as a SBA Loan Officer and Assistant Vice President and was named Senior Vice President and Chief Credit Officer of the Bank in 1999. Prior to joining the Bank, Ms. Tee worked at Standard Chartered Bank, American International Group and Grant Thornton LLP. She has served on the First City Bank Small Business Advisory Board, the United States Small Business Week Advisory Board, the Houston Minority Business Council Finance Advisory Board and the City of Houston Small Business Advisory Committee. Ms. Tee is a member of the Asian American Association, the Asia Society and the Asian/Pacific American Heritage Association. She received a Master of Business Administration degree and a Bachelor of Science degree from the University of Oregon.

      JOE TING. Mr. Ting is a Class III director of the Company and was elected as a member of the Board of Directors of the Bank in 1989. Mr. Ting serves on the Executive Committee, Asset Liability Committee and the Directors Credit Committee of the Bank. He has been the President of West Plaza Management, Inc., a real estate management company for more than the past five years. Mr. Ting has extensive knowledge in the plastic manufacturing industry and real estate investments. Mr. Ting is a member of the Taiwanese Chamber of Commerce of North America. He received a Masters in Business Administration degree from the Florida Institute of Technology.

      Each officer of the Company is elected by the Board of Directors of the Company and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

OPERATION OF THE BOARD OF DIRECTORS

      The Board of Directors of the Company held twelve (12) meetings during 1999. There was no director who attended less than 75% of the aggregate of the
(i) total number of meetings of the Board and (ii) total number of meetings held by committees on which he served.

      The Board of Directors has established Audit and Compensation Committees. The Audit Committee reviews the general scope of the audit conducted by the Company's independent auditors and matters relating to the Company's internal control systems. In performing its function, the Audit Committee meets separately with representatives of the Company's independent auditors and with representatives of senior management. During 1999, the Audit Committee held four
(4) meetings. The Audit Committee is comprised of Ms. Kwan and Messrs. George Lee (Chairman) and John Lee, each of whom is an outside director.

      The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company's executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters. The Compensation Committee also administers the Company's stock option plan and the Executive Bonus Plan, and makes recommendations to the Board of Directors as to option grants to Company employees and stock and option grants to executive officers under such plans. During 1999, the Compensation Committee held two (2) meetings. The Compensation Committee is comprised of Ms. Chu and Messrs. Chen and Ting, each of whom is an outside director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee consists of May P. Chu, Tommy F. Chen and Joe Ting, each of whom is an outside director. During 1999, no member of the Compensation Committee was an officer or employee of the Company or the Bank and no member has formerly served as an officer of the Company or the Bank.

DIRECTOR COMPENSATION

      Directors of the Company do not receive a fee for attending each monthly Board of Directors meeting attended, however, they receive a fee of $300 for each committee meeting attended. The Board of Directors of the Bank also meets monthly. Outside directors of the Bank receive a fee of $500 for each meeting of the Bank's Board of Directors attended and a fee of $300 for each Bank Board Committee meeting attended. In addition, Mr. Tommy F. Chen receives a fee of $3,000 per month for analysis and evaluation of proposed loans secured by real estate.

      Historically, the Company paid its directors, including directors who were officers of the Company, an annual bonus based on the Company's performance during the previous year. In 1998, the Company has replaced this director bonus policy with the Non-Employee Director Stock Bonus Plan ("Non-Employee Director Plan"). The Company does not plan to pay cash bonuses to directors in the future and will only pay stock bonuses to directors pursuant to the Non-Employee Director Plan.

      The Non-Employee Director Plan provides for the grant of up to 12,000 shares of Common Stock annually for each of the 1998 through 2002 calendar years if the Company achieves a return on equity of 13.0% or greater for that year. The shares are allocated among the non-employee directors by the Company's Non-Employee Director Bonus Committee, based on each director's performance during the year. An aggregate of 12,000 shares were issued to the non-employee directors in May 1999 as a bonus for their performance during 1998, and upon completion of the independent audit of the Company's 1999 financial statements, 12,000 shares will be issued to the non-employee directors as a bonus for their performance during 1999.

                EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

      The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chairman of the Board and President, each of the other three most highly compensated executive officers of the Company and the Bank (the "Named Executive Officers") for each of the three fiscal years ended December 31, 1999:

                                                                                       OTHER ANNUAL     ALL OTHER
                  NAME AND                                                               COMPENS        COMPENS
              PRINCIPAL POSITION                         YEAR     SALARY      BONUS      ATION(1)       ATION(2)
-------------------------------------------------        ----    --------    --------    --------       --------
Don J. Wang .....................................        1999    $130,000    $   --      $  6,000       $  5,440
   Chairman of the Board and President of the ...        1998     126,670       5,417       6,000          5,524
   Company; Chairman of  the Board and Chief ....        1997     105,000        --        22,308(3)      57,667(4)
   Executive Officer of the Bank

David Tai .......................................        1999     127,500      20,000       6,000          6,140
   Executive Vice President and Secretary of the         1998     116,667       5,000       6,000          5,107
   Company; President and Vice  Chairman of the .        1997      98,750        --        10,465(3)      56,944(4)
   Board of the Bank

Attilio F. Galli (5) ............................        1999      99,593       2,000        --            4,063
   Senior Vice President and Chief Financial ....        1998      40,771       3,958        --             --
   Officer of the Company and the Bank ..........        1997        --          --          --             --

Ruth E. Ransom (6) ..............................        1999      12,500        --          --             --
   Senior Vice President and Chief Financial ....        1998        --          --          --             --
   Officer of the Company and the Bank ..........        1997        --          --          --             --

Joyce Tee .......................................        1999     102,147      10,000        --            4,486
   Senior Vice President and Chief Credit Officer        1998      98,666       4,167        --            4,113
   of the Bank ..................................        1997      82,800      12,000       3,400(3)       3,928

----------------------------------

(1) The amounts in this column include the amount paid to compensate such officers for car allowance.

(2) The amounts in this column include contributions by the Company to the 401(k) plan.

(3) Represents the amount paid to compensate such officers for car allowance and sick pay. Upon adoption of a new sick pay policy in 1997, the Company paid all employees their cumulative sick pay balances.

(4) In February 1998, 6,848 shares of Common Stock with an aggregate value of $52,575 were issued to each of Mr. Wang and Mr. Tai as 1997 director performance bonuses. See "--Director Compensation."

(5) Mr. Galli joined the Company on July 29, 1998 and resigned effective November 23, 1999.

(6) Ms. Ransom joined the Company on November 15, 1999.

OPTION GRANTS DURING 1999

      The following table sets forth certain information concerning stock options granted to the Named Executive Officers during fiscal 1999:

                          OPTION GRANTS IN LAST FISCAL YEAR
                   ---------------------------------------------
                                 INDIVIDUAL GRANTS

                                                                    POTENTIAL REALIZABLE
                              PERCENT OF                              VALUE AT ASSUMED
                  NUMBER OF  TOTAL OPTIONS                         ANNUAL RATES OF STOCK
                  SECURITIES  GRANTED TO                             PRICE APPRECIATION
                  UNDERLYING  EMPLOYEES     EXERCISE                 FOR OPTION TERM (1)
                   OPTIONS    IN FISCAL    PRICE PER   EXPIRATION   --------------------
     NAME          GRANTED       YEAR        SHARE        DATE         5%         10%
---------------    --------    --------     --------    --------    --------    --------
Ruth E. Ransom        3,000        6.42%    $ 8.3125    12/21/06    $  8,728    $ 17,456

Joyce Tee .....       4,000        8.56%    $ 8.3125    12/21/06    $ 11,638    $ 23,275

-----------------------

(1) These amounts represent certain assumed rates of appreciation based on the actual option term and annual compounding from the date of the grant. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on future performance of the Common Stock and overall stock market conditions. There can be no assurance that the stock appreciation amounts reflected in this table will be achieved.

STOCK OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth certain information concerning the number and value of unexercised options held by the Named Executive Officers at December 31, 1999:

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                              OPTIONS AT                   IN-THE MONEY OPTIONS
                         SHARES                            DECEMBER 31, 1999             AT DECEMBER 31, 1999 (2)
                       ACQUIRED ON       VALUE        ----------------------------    ----------------------------
       NAME             EXERCISE      REALIZED(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
------------------    ------------    ------------    ------------    ------------    ------------    ------------
Ruth E. Ransom ...            --      $       --              --             3,000    $       --      $       --

Joyce Tee ........            --              --              --             4,000            --              --

Don J. Wang ......            --              --            20,000            --              --              --

--------------------------------

(1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date of exercise without considering any taxes which may have been owed.

(2) No value is given because the exercise price of the unexercised options are greater than the closing price of the Common Stock as reported on the Nasdaq Stock Market on December 31, 1999.

STOCK PLANS

      The Company's stock option and stock purchase plans were originally developed and instituted by the Bank and assumed by the Company in the holding company formation in 1998. Except for a non-qualified stock option plan for the six founding directors of the Bank, each of the plans was approved by the shareholders of the Bank in 1998.

      The Company has outstanding options issued to five of the six founding directors of the Bank to purchase 100,000 shares of Common Stock pursuant to the 1998 Director Stock Option Agreement ("Founding Director Plan"). Pursuant to the Founding Director Plan, each of the five participants were granted non-qualified options to purchase 20,000 shares of Common Stock at a price of $11.00 per share. A total of 20,000 options which were initially granted to one of the founding directors were canceled upon his resignation as a director. The options must be exercised by July 24, 2003. Of the six founding directors of the Bank, the five participants (Tommy F. Chen, May P. Chu, John Lee, David Tai and Don J.
Wang) currently serve as directors of the Company and the Bank.

      The Company's 1998 Stock Incentive Plan ("Incentive Plan") authorizes the issuance of up to 200,000 shares of Common Stock under both "non-qualified" and "incentive" stock options and performance shares of Common Stock. Non-qualified options and incentive stock options will be granted at no less than the fair market value of the Common Stock and must be exercised within ten years. Performance shares are certificates representing the right to acquire shares of Common Stock upon the satisfaction of performance goals established by the Company. Holders of performance shares have all of the voting, dividend and other rights of shareholders of the Company, subject to the terms of the award agreement relating to such shares. If the performance goals are achieved, the performance shares will vest and may be exchanged for shares of Common Stock. If the performance goals are not achieved, the performance shares may be forfeited. There are currently 46,700 options granted under the Incentive Plan.

      The Company's 1998 Employee Stock Purchase Plan ("Purchase Plan") authorizes the offer and sale of up to 200,000 shares of Common Stock to employees of the Company and its subsidiaries. The Purchase Plan will be implemented through ten annual offerings. Each year the Board of Directors will determine the number of shares to be offered under the Purchase Plan; provided that in any one year the offering may not exceed 20,000 shares plus any unsubscribed shares from prior years. The offering price per share will be an amount equal to 90% of the closing price of a share of Common Stock on the Nasdaq National Market on the business day immediately prior to the commencement of such offering. In each offering, each employee may purchase a number of whole shares of Common Stock that are equal to 20% of the employee's base salary divided by the offering price. Pursuant to the Purchase Plan, the employee pays for the Common Stock either immediately or through a payroll deduction program over a period of up to one year, at the employee's option. The first annual offering under the Purchase Plan began in the second quarter of 1999.

      In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123"). This statement established fair value based accounting and reporting standards for all transactions in which a company acquires goods or services by issuing its equity investments, which includes stock-based compensation plans. Under SFAS 123, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Fair value of stock options is determined using an option- pricing model. This statement encourages companies to adopt as prescribed the fair value based method of accounting to recognize compensation expense for employee stock compensation plans. Although it does not require the fair value based method to be adopted, a company must comply with the disclosure requirements set forth in the statement. The Company has continued to apply accounting in Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, ("APB 25") and related Interpretations, and, accordingly, provides the pro forma disclosures of net income and earnings per share.

BENEFIT PLAN

      The Company has established a defined contributory profit sharing plan pursuant to Internal Revenue Code Section 401(k) covering substantially all employees (the "Plan"). The Plan provides for pretax employee contributions of up to 6% of annual compensation plus any additional discretionary after-tax employee contributions. The Company matches each participant's contributions to the Plan of up to 4% of such participant's salary. The Company made contributions before expenses to the Plan of $271,000, $235,000 and $248,000 in 1999, 1998 and 1997, respectively.

      BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. The following is a report from the Compensation Committee which sets forth the components of the Company's executive officer compensation program and describes the basis on which the 1999 compensation determinations were made with respect to the executive officers of the Company and the Bank.

COMPENSATION POLICY

      The Company's executive compensation policy incorporates the basic principle that executive compensation should be related directly to corporate performance and increases in shareholder value, while ensuring that key employees are motivated and retained. The following objectives guide the decision-making for the Compensation Committee:

      o The Company must provide a competitive total compensation package to attract and retain key executives;

      o The compensation packages and programs must be strategically aligned with the annual budget as well as the Company's long-term business objectives; and

      o There must be a variable or performance component in the compensation package to ensure a link between executive remuneration and the Company's overall performance, thereby aligning executive compensation with the interest of shareholders.

EXECUTIVE COMPENSATION

      The Company's basic compensation programs are comprised of the following four components:

      (1) BASE PAY. Base salary levels are determined mainly by comparison with salaries of executive officers in similarly situated positions at banking organizations of a size similar to the Company's with some attention given to the geographic location of such banking organizations. Surveys are utilized to assist in determining the base salary ranges of those persons having similar responsibilities at other financial institutions. Individual performance evaluations are considered, including a perception of the executive's potential to increase responsibilities. Changes in the cost of living are also taken into account. All executive base salary levels, which are generally reviewed annually, are considered by the Compensation Committee to be competitive and in the median range of comparative salaries of other banking organizations.

      (2) CASH BONUS. In 1999, the Company's Executive Vice President was awarded a cash bonus of $20,000. The Compensation Committee has paid cash bonuses in varying amounts to executive officers in the past based on the Committee's evaluation of such officer's individual performance.

      (3) CONTRIBUTORY SAVINGS 401(K) PLAN. The Company provides for a 401(k) tax-deferred profit sharing plan for all employees, including executive officers, pursuant to which the Company matches each participant's contributions up to a maximum of 4% of such employee's annual compensation.

      (4) STOCK OPTIONS. During 1998, the shareholders of the Company approved the 1998 Stock Incentive Plan which authorizes the issuance of up to 200,000 shares of Common Stock under "non-qualified" and "incentive" stock options and performance shares of Common Stock to certain key officers. Such options will be exercisable based on a vesting schedule. The Compensation Committee believes that these key officers will carry the main responsibility for increased growth, asset quality and profitability of the Company into the future. Options to acquire 46,700 shares of Common Stock were granted to key employees in 1999, 7,000 of which were granted to Named Executive Officers.

      Through the above mentioned programs, the Compensation Committee believes that a significant portion of the remuneration packages of executive officers are linked to the Company's performance and shareholder interests. The Compensation Committee will continue to review the elements of the plans in place and adjust these plans as needed to ensure that the total compensation program meets the Company's objectives and philosophy as described above.

1999 COMPENSATION OF THE CHAIRMAN OF THE BOARD AND PRESIDENT

      During 1999, Mr. Don Wang served as the Chairman of the Board and President of the Company and the Chairman of the Board and Chief Executive Officer of the Bank. Mr. Wang's base salary for 1999 of $130,000 was determined by the Compensation Committee after reviewing the salary levels of persons in similar positions at banks of comparable size in the Houston and Gulf Coast areas. Mr. Wang also received a car allowance of $6,000 and $5,440 as a matching contribution to the Company's 401(k) plan.

                                  The Compensation Committee


                                  Tommy F. Chen
                                  May P. Chu
                                  Joe Ting



       INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

      Don J. Wang, the Company's Chairman of the Board and President, is a principal shareholder in New Era Insurance Company ("New Era"). New Era is the agency used by the Company for the insurance coverage the Company provides to employees of the Company and the Bank and their dependents. The insurance coverage consists of medical, dental, life, accidental death and dismemberment and long-term disability insurance. The Company paid New Era $1,098,000 for such insurance during the year ended December 31, 1999.

      Tiong Loi Ang, a nominee for Class III director, is Chairman of the Board and the controlling shareholder of Gaumnitz, Inc. Gaumnitz, Inc. owns the buildings in which the Company's corporate headquarters and the Bank's Bellaire branch are located and has entered into lease agreements for these locations with the Company. During 1999, the Company paid Gaumnitz, Inc. $379,500 with respect to such leases.

      Many of the directors, executive officers and principal shareholders of the Company (I.E., those who own 10% or more of the Common Stock) and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Company. During 1999, the Company made loans in the ordinary course of business to many of the directors, executive officers and principal shareholders of the Company and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors, executive officers and principal shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Company to executive officers, directors and principal shareholders satisfy the foregoing standards. On December 31, 1999, all of such loans aggregated $5.0 million which was approximately 9.0% of the Company's Tier 1 capital at such date. The Company expects to have such transactions or transactions on a similar basis with its directors, executive officers and principal shareholders and their associates in the future.

                 BENEFICIAL OWNERSHIP OF COMMON STOCK BY
          MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of the Record Date, by (i) directors and the Named Executive Officers, (ii) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (iii) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.


                                NUMBER            PERCENTAGE
           NAME                OF SHARES     BENEFICIALLY OWNED(1)
--------------------------- -------------- -----------------------

PRINCIPAL SHAREHOLDERS
Metro Investment Group,
  Inc.(2)..................     484,128             6.96%
Siam Chin Leong(3).........     460,000             6.61%
Leslie Looi Meng(4)........     385,992             5.55%
Shou Chiun Ting(5).........     371,768             5.34%

DIRECTORS AND EXECUTIVE
  OFFICERS
Tiong Loi Ang..............      99,436(6)          1.43%
Helen F. Chen..............     557,584(7)          8.01%
Tommy F. Chen..............     186,400(8)          2.67%
May P. Chu.................     113,264(9)          1.62%
Attilio F. Galli...........           -(10)         *
George M. Lee..............       1,000(11)         *
John Lee...................      80,772(12)         1.16%
Ruth E. Ransom.............           -             *
David Tai..................     253,780(13)         3.64%
Joyce Tee..................         500(14)         *
Joe Ting...................      71,728(15)         1.03%
Don J. Wang................     533,592(16)         7.64%
Directors and Executive
   Officers as a Group
   (10 persons)............   1,897,556            26.84%

------------------------

* Indicates ownership which does not exceed 1.0%.

(1) The percentage beneficially owned was calculated based on 6,959,748 shares of Common Stock issued and outstanding. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2) Metro Investment Group, Inc.'s address is 16607 Southern Oaks Drive, Houston, Texas 77068. Director Helen F. Chen is the President of Metro Investment Group, Inc. and has voting and investment control of the shares.

(3) Siam Chin Leong's address is c/o Vincent, Ltd., 321 Orchard Rd., 8-06 Singapore 239-193.

(4) Leslie Looi Meng's address is 327 River Valley Road #16-02, Casuarina Yong An Park, Singapore 238-359.

(5) Mr. Shou Chiun Ting's address is P.O. Box 96906, Houston, Texas 77213. Includes 168,076 held of record by Luxor Holding Corporation over which Mr. Shou Chiun Ting has voting and investment control. Shou Chiun Ting is the father of Director Joe Ting.

(6) Includes 38,340 shares held of record by Mr. Ang's spouse and 25,404 shares held of record by Gaumnitz, Inc., of which Mr. Ang is Chairman of the Board and has voting and investment control.

(7) Includes 484,128 shares held of record by Metro Investment Group, Inc. of which Ms. Chen is the President and has voting and investment control and 900 shares which may be acquired within 60 days pursuant to the Non-Employee Director Plan.

(8) Includes 20,000 shares which may be acquired within 60 days pursuant to the Founding Director Plan, 3,000 shares which may be acquired within 60 days pursuant to the Non-Employee Director Plan and 76,030 shares held of record by Mr. Chen's spouse.

(9) Includes 20,000 shares which may be acquired within 60 days pursuant to the Founding Director Plan and 2,600 shares which may be acquired within 60 days pursuant to the Non-Employee Director Plan.

(10)  Mr. Galli resigned from the Company effective November 23, 1999.

(11) Includes 900 shares which may be acquired within 60 days pursuant to the Non-Employee Director Plan.

(12) Includes 20,000 shares which may be acquired within 60 days pursuant to the Founding Director Plan, and 900 shares which may be acquired within 60 days pursuant to the Non-Employee Director Plan.

(13) Includes 20,000 shares which may be acquired within 60 days pursuant to the Founding Director Plan.

(14)  Consists of 500 shares held of record by Ms. Tee's spouse.

(15) Includes 2,600 shares which may be acquired within 60 days pursuant to the Non-Employee Director Plan and 2,200 shares held of record by each of Mr. Ting's three minor children.

(16) Includes 20,000 shares which may be acquired within 60 days pursuant to the Founding Director Plan, 422,048 shares held of record by two trusts, 3,092 shares held of record by Mr. Wang's spouse and 9,407 shares held of record by a non-profit corporation over which Mr. Wang has voting and investment control.

                        STOCK PERFORMANCE GRAPH

      The following Stock Performance Graph compares the cumulative total shareholder return on the Company's Common Stock for the period from December 16, 1998, when the Common Stock was first listed on the Nasdaq National Market, to December 31, 1999, with the cumulative total return of the Nasdaq Stock Market (Total US) Index ("Nasdaq Index"), the Nasdaq Bank Index and the SNL $1 Billion to $5 Billion Bank Asset- Size Index ("SNL Index") for the same period. Dividend reinvestment has been assumed. The Stock Performance Graph assumes $100 invested on December 16, 1998 in the Company's Common Stock, the Nasdaq Index, the Nasdaq Bank Index and the SNL Index. The Company has selected the SNL Index to replace the Nasdaq Bank Index going forward. Management believes that the SNL Index includes banks and bank holding companies which are more similar in asset size to, and therefore, more representative of, the Company. The historical stock price performance for the Company's stock shown on the graph below is not necessarily indicative of future stock performance.

               COMPOSITE OF PARTIAL PERIOD CUMULATIVE TOTAL RETURN
                    THE NASDAQ INDEX, THE NASDAQ BANK INDEX,
                  THE SNL INDEX AND METROCORP BANCSHARES, INC.

                               [PERFORMANCE GRAPH]

             INDEX                    12/16/98      12/31/98      03/31/99      06/30/99      09/30/99      12/31/99
---------------------------------    ----------    ----------    ----------    ----------    ----------    ----------
MetroCorp Bancshares, Inc. ......    $   100.00    $    96.10    $    87.14    $    78.11    $    81.51    $    75.75
NASDAQ - Total US Index .........        100.00        109.24        122.19        133.69        136.74        197.35
NASDAQ Bank Index ...............        100.00        105.04        100.82        108.21         98.48        100.96
SNL $1B-$5B Bank Asset-Size Index        100.00        102.90         93.87        102.81         96.25         94.57

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the year ended December 31, 1999, all
Section 16(a) reporting requirements applicable to the Company's officers, directors and greater than 10% shareholders were complied with except that Mr. Chen was late in filing one report covering two transactions, Ms. Jane Kwan was late in filing one report covering two transactions, Mr. Wang was late in filing two reports covering three transactions and each of Ms. Ransom, Mr. Tai and Mr. Wang was late in filing an initial statement of beneficial ownership on Form 3. After discovery of the inadvertent omissions in reporting such transactions, the necessary filings have been made with the Commission.


                PROPOSAL TO APPROVE EXECUTIVE BONUS PLAN

      The Board of Directors is seeking shareholder approval of the Company's Executive Bonus Plan (the "Executive Plan"). The Executive Plan was adopted by the Compensation Committee on March 22, 2000 and approved by the Board of Directors on March 31, 2000. The Executive Plan is intended to provide additional incentive and reward opportunities designed to enhance the profitable growth of the Company to Don J. Wang, the Bank's Chairman of the Board and Chief Executive Officer, and David Tai, the Bank's President (individually, an "Executive Officer" and collectively, the "Executive Officers"), as long as such Executive Officer is serving in his above stated capacity with the Bank. The Executive Plan authorizes the issuance of up to 10,000 shares of Common Stock annually over a five year period (50,000 shares total) pursuant to options ("Options") which are either incentive stock options ("Incentive Stock Options") within the meaning of the Section 422(b) of the Internal Revenue Code of 1986, as amended ( the "Code") or options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"), awards of Common Stock ("Awards"), or any combination thereof if the Company meets certain performance criteria.

      The following summary of the material features of the Executive Plan is qualified in its entirety by reference to the copy of the Executive Plan attached as Appendix A to this Proxy Statement.

ADMINISTRATION

      The Executive Plan will be administered by the Compensation Committee of the Board of Directors which shall be (i) constituted so as to permit the Executive Plan to comply with Rule 16b-3 promulgated by the Commission under the Exchange Act and (ii) composed solely of outside directors within the meaning of section 162(m) of the Code. The Compensation Committee is authorized to interpret the Executive Plan and prescribe such rules and regulations relating to the Executive Plan as it may consider advisable, determine the number of Options or Awards to be granted to each Executive Officer each year subject to the terms of the Executive Plan and to make all other determinations necessary or advisable for the administration of the Executive Plan.

SHARES AVAILABLE FOR ISSUANCE

      The aggregate number of shares of Common Stock that may be issued pursuant to the Executive Plan is 50,000. The number of shares is subject to adjustment upon the occurrence of certain events such as stock splits and stock dividends, as provided in the Executive Plan. To the extent an Option lapses or the rights of the Executive Officer to an Option or Award terminates, the shares of Common Stock subject to the Option or Award will become available for issuance in connection with a future Option or Award.

ELIGIBILITY

      An Executive Officer shall be eligible to participate in the Executive Plan during a calendar year only if the Executive Officer served in such position during the entire year and was serving in such position on December 31 of that year.

TERMS AND CONDITIONS OF OPTIONS AND AWARDS

      The Executive Plan became effective as of March 31, 2000, the date of its adoption by the Board of Directors, subject to approval by the Company's shareholders within 12 months thereafter. The Executive Plan shall be effective from the date of its adoption through the year 2004, unless terminated earlier in accordance with the terms of the Executive Plan. For each of the five calendar years beginning in 2000 through 2004, an aggregate of 10,000 shares of Common Stock shall be issuable to the Executive Officers collectively pursuant to the grant of Options or Awards if the Company achieves a Return on Equity in excess of 13.0% for such calendar year. The Return on Equity for any calendar year will be determined by the Company's independent public accounting firm after such firm has completed its audit of the Company's financial statements for that year. The number of shares issuable in any year shall be divided among the Executive Officers based on the determination by the Compensation Committee of that individual's contributions to the Company's performance during that year.

      STOCK OPTIONS. An Option grants the holder the right to purchase Common Stock in the future at a price fixed at the time the Option is granted. The Executive Plan will provide for two types of options: Incentive Stock Options and Nonqualified Stock Options. The Compensation Committee will designate the Executive Officers to receive the Options, the number of shares subject to the Options, and the terms and conditions of each Option granted under the Executive Plan. The term of any Option granted under the Executive Plan shall be determined by the Compensation Committee; provided, however, that the term of any Incentive Stock Option cannot exceed ten years from the date of the grant and any Incentive Stock Option granted to an employee who possesses more than 10% of the total combined voting power of all classes of shares of the Company or of its subsidiary within the meaning of Section 422(b)(6) of the Code must not be exercisable after the expiration of five years from the date of grant. No option may be exercised earlier than six months from the date of grant. The exercise price per Common Stock of options granted under the Executive Plan will be determined by the Compensation Committee, provided, however, that the exercise price for an Incentive Stock Option cannot be less than the fair market value of a Common Stock on the date such option is granted (subject to adjustments ). Further, the exercise price of any Incentive Stock Option granted to an employee who possesses more than 10% of the total combined voting power of all classes of shares of the Company or of its subsidiaries within the meaning of Section 422(b)(6) of the Code must be at least 110% of the fair market value of the share at the time such option is granted. The exercise price of options granted under the Executive Plan will be paid in full in a manner prescribed by the Compensation Committee.

      AWARDS OF COMMON STOCK. An Award of Common Stock grants the Executive Officer immediate ownership of the specified number of shares of Common Stock. Upon issuance, the shares of Common Stock will be deemed fully paid and nonassessable.

FEDERAL INCOME TAX CONSEQUENCES

      The federal income tax consequences to the Executive Officer and the Company of Options or Awards granted differ depending on whether an Award, Incentive Stock Option or Nonqualified Stock Option was granted.

      INCENTIVE STOCK OPTIONS. No federal income tax is imposed on an optionee upon the grant or exercise of an Incentive Stock Option. However, the exercise of an Incentive Stock Option may subject the optionee to alternative minimum tax liability. If the optionee does not dispose of the Common Stock acquired upon exercise of an Incentive Stock Option within two years from the date the Option was granted or within one year after the shares were transferred to him, any gain or loss realized upon a subsequent disposition of the Common Stock will be treated as a long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the Option or the disposition of the shares so acquired.

      NONQUALIFIED STOCK OPTIONS. No federal income tax is imposed on an optionee upon the grant of a Nonqualified Stock Option. However, upon the exercise of a Nonqualified Stock Option, the optionee will recognize ordinary taxable income on the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option price. The Company is entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the optionee, provided that the Company withholds federal income tax with respect to the amount of such compensation. Upon the subsequent sale of the shares acquired pursuant to a Nonqualified Stock Option, any gain or loss will be capital gain or loss, assuming the shares represent a capital asset in the hands of the optionee, although there will be no tax consequences for the Company.

      AWARDS OF COMMON STOCK. A participant who receives an Award must include in his or her ordinary taxable income the fair market value of the shares of Common Stock related to such Award on the date the shares of Common Stock are issued to such person. The amount of ordinary taxable income recognized by the participant of an Award is deductible by the Company.

AMENDMENT AND TERMINATION

      The Board of Directors may amend or terminate the Executive Plan at any time, except that it may not make any change to a previously granted option which would impair the holder's rights without the holder's consent. However, the Board of Directors may not amend the Executive Plan without shareholder approval, to (i) increase the maximum number of shares which may be issued on exercise or surrender of an Option, except as provided in Section IX of the Executive Plan, (ii) change the Option price, (iii) change the individuals eligible to receive Options or Awards or materially increase the benefits accruing to the Executive Officers under the Executive Plan, (iv) to extend the maximum period during which Options or Awards may be granted under the Executive Plan, (v) modify materially the requirements as to eligibility for participation in the Executive Plan or (vi) decrease any authority granted to the Compensation Committee under the Executive Plan in contravention of Rule 16b-3 of the Exchange Act.

PLAN BENEFITS

      Because Options and Awards under the Executive Plan are only granted if the Company achieves a certain Return on Equity, and the number of Options or Awards granted to each Executive Officer is at the discretion of the Compensation Committee, it is not possible for the Company to determine and disclose the amount of Options and/or Awards that may be granted to the Named Executive Officers if the Executive Plan is approved.

REQUIRED VOTE

      The affirmative vote of the holders of a majority if the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the adoption of the Executive Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE EXECUTIVE PLAN.

         PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has appointed Deloitte & Touche LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2000. At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

      Deloitte & Touche LLP was selected as the Company's independent auditors on March 12, 1999 following the dismissal of Pricewaterhouse Coopers LLP. The decision to change accountants was recommended by the Audit Committee and was approved by the Company's Board of Directors.

      None of the reports of PricewaterhouseCoopers LLP for the two years ended December 31, 1998 contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements during the two fiscal years ended December 31, 1998 and subsequent interim period prior to their dismissal, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the matter in their reports.

      During the Company's two fiscal years ended December 31, 1998 and subsequent interim period prior to the dismissal of Pricewaterhouse Coopers LLP, Pricewaterhouse Coopers LLP did not advise the Company with respect to any of the matters listed in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

      During the Company's two fiscal years ended December 31, 1998 and subsequent interim period prior to the engagement of Deloitte & Touche LLP, neither the Company, nor anyone on its behalf, consulted Deloitte & Touche LLP regarding the application of accounting principles to a specified completed or proposed transaction or the type of opinion that Deloitte & Touche LLP might render on the Company's financial statements.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY SUCH APPOINTMENT.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

      In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company's 2001 Annual Meeting of Shareholders and included in the Company's proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company's principal executive offices not later than December 4, 2000. Shareholder proposals should be submitted to the Secretary of the Company at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036.

      In addition, the Company's Amended and Restated Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company's offices not later than the close of business on the 60th day prior to the meeting. Such notice to the Company must also provide certain information set forth in the Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws may be obtained upon written request to the Secretary of the Company.

                              OTHER MATTERS

      The Board of Directors does not intend to bring any other matter before the Meeting. Additionally, no shareholder of the Company has complied with the advance notice provisions contained in the Company's Amended and Restated Bylaws, which preclude the bringing of matters before a meeting of shareholders unless such provisions are complied with. Accordingly, no other matter is expected to be brought before the Meeting. However, if any other matter does properly come before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

                       ANNUAL REPORT ON FORM 10-K

      A copy of the Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, is available without charge to any shareholder upon written request to Ruth E. Ransom, Senior Vice President and Chief Financial Officer, MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036.

      You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                              By order of the Board of Directors,



                              /s/ DON J. WANG
                                  Don J. Wang
                                  Chairman of the Board and President

                                                                      APPENDIX A

                           METROCORP BANCSHARES, INC.

                              EXECUTIVE BONUS PLAN


                                 I. PLAN PURPOSE

      The purpose of the Executive Bonus Plan (the "Plan") is to provide a means through which METROCORP BANCSHARES, INC., a Texas corporation, (the "Company"), may provide additional incentive and reward opportunities designed to enhance the profitable growth of the Company to Don J. Wang, Chairman of the Board and Chief Executive Officer of MetroBank, N.A., a national banking association and wholly owned subsidiary of the Company (the "Bank") and David Tai, President of the Bank (individually, an "Executive Officer" and collectively, "Executive Officers"), upon whom the responsibilities of the successful administration and management of the Bank and the Company rest, as long as the Executive Officers are serving in their above-stated capacities. Accordingly, the Plan provides for the annual award of Incentive Stock Options, Non- Qualified Stock Options, shares of Common Stock, or any combination of the foregoing, as is best suited to the circumstances, if a certain Return on Equity is achieved for that year as provided herein.

                               II.  DEFINITIONS

      2.1 "Award" means, individually or collectively, any Option or award of Common Stock.

      2.2   "Bank" means MetroBank, N.A.

      2.3   "Board" means the Board of Directors of the Company.

      2.4 "Change of Control" means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company's subsidiary bank is merged or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Company, (iii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company),
(iv) the Company is to be dissolved and liquidated, (v) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote or control the voting) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (vi) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

      2.5 "Change of Control Value" shall mean (i) the per share price offered to shareholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if such Change of Control occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to shareholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

      2.6 "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

      2.7 "Committee" means the Compensation Committee of the Board which shall be (i) constituted so as to permit the Plan to comply with Rule 16b-3 and (ii) composed solely of "outside directors," within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder.

      2.8 "Common Stock" means the Company's Common Stock, $1.00 par value per share.

      2.9   "Company" means MetroCorp Bancshares, Inc.

      2.10  "1934 Act" means the Securities Exchange Act of 1934, as amended.

      2.11 "Executive Officers" means Don J. Wang, while serving as Chairman of the Board and Chief Executive Officer of the Bank, and David Tai, while serving as President of the Bank.

      2.12 "Fair Market Value" means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the any interdealer quotation system on which the Common Stock is quoted on that date or
(ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

      2.13  "Holder" means an Executive Officer who has been granted an Award.

      2.14 "Incentive Stock Option" means an incentive stock option within the meaning of section 422(b) of the Code, commonly known as "qualified" stock options.

      2.15 "Nonqualified Stock Option" means an option granted under Section VIII of the Plan to purchase Common Stock which does not constitute an Incentive Stock Option.

      2.16 "Option" means an award granted under Section VIII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Nonqualified Stock Options to purchase Common Stock.

      2.17 "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

      2.18 "Plan" means the MetroCorp Bancshares, Inc. Executive Bonus Plan, as amended from time to time.

      2.19 "Return on Equity" means for any year the net income of the Company as reflected on the Company's audited Statement of Income for such year divided by the average amount of shareholder's equity outstanding during such year. Return on Equity shall be expressed as a percentage to the second decimal point.

      2.20 "Rule 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

                             III.  ADMINISTRATION

      3.1 The Committee shall be responsible for the administration of the Plan.

      3.2 Subject to the provisions of the Plan, the Committee, by majority action of its members, is authorized to interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and make all other determinations necessary or advisable for the administration of the Plan. The determinations, interpretations, and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

      3.3 The Committee shall have sole authority, in its discretion, to determine the type of Award to be granted and the number of Options or shares of Common Stock which may be issued to each Executive Officer each year. In making such determination, the Committee may take into account the Executive Officer's contributions to the Company's performance.

                      IV.  SHARES AUTHORIZED FOR ISSUANCE

      4.1 Subject to Section IX, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 50,000. The Common Stock issued under this Plan shall be authorized and unissued or treasury shares of Common Stock of the Company. Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of the Executive Officer to the Award terminate or the Award is paid in cash, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. Separate stock certificates shall be issued by the Company for those shares acquired pursuant the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.

                         V.  ANNUAL BONUS; PROCEDURES

      5.1 For each of the five calendar years beginning with 2000 and ending with 2004, up to an aggregate of 10,000 shares of Common Stock shall be issuable to the Executive Officers collectively subject to Options or pursuant to awards of Common Stock, subject to the following terms and conditions:

            (a) For each calendar year, an aggregate of 10,000 shares of Common Stock is issuable pursuant to the grant of options or awards of Common Stock to the eligible Executive Officers collectively, but only in the event the Company shall have achieved a Return on Equity in excess of 13.0% for such calendar year.

            (b) Return on Equity for any calendar year shall be determined by the independent public accounting firm of the Company after such firm has completed its audit of the Company's financial statements for such calendar year. The determination of such firm for any calendar year shall be final, binding and conclusive for all purposes.

            (c) The total shares issuable to the Executive Officers as a group for any calendar year (as determined pursuant to subparagraph 5.1(c) above) shall be divided among such Executive Officers based on the determination of the Compensation Committee, in its sole discretion, of each individual's contributions to the Company's performance for that calendar year.

      5.2 Any shares of Common Stock issued to an Executive Officer pursuant to the Plan for any calendar year shall be deemed to be fully paid and nonassessable shares of Common Stock on the date of issuance. Only whole shares of Common Stock shall be issued; fractional shares shall be rounded up to the nearest whole share.

                     VI.  EFFECTIVE DATE AND TERM OF PLAN

      6.1 The Plan shall become effective upon the date of its approval by the Company's Board of Directors, subject to approval of the Plan by the Company's shareholders within 12 months thereafter.

      6.2 The Plan shall be effective for five calendar years beginning in 2000 and ending in 2004.

                               VII.  ELIGIBILITY

      7.1 Awards may be granted to Executive Officers once per calendar year in accordance with the provisions set forth in Section V hereof. An Executive Officer shall be eligible to participate in the Plan during a calendar year only if the Executive Officer served in such position during the entire calendar year and on December 31 of such calendar year. Subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, a Nonqualified Stock Option, a stock award or any combination thereof.

                             VIII.  STOCK OPTIONS

      8.1 Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

      8.2 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

      8.3 Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options as determined by the Committee. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

      8.4 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Each Option Agreement shall provide that the Option may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Option. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the option price, (ii) the delivery of the shares of Stock from the Company directly to a brokerage firm and (iii) the delivery of the option price from the sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to (i) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Common Stock or the withholding of shares of Common Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

      8.5 Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but (i) such purchase price shall not be less than the Fair Market Value of Stock subject to an Incentive Stock Option on the date the Incentive Stock Option is granted and (ii) such purchase price shall be subject to adjustment as provided in Section IX. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

      8.6 Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

                   IX.   RECAPITALIZATION OR REORGANIZATION

      9.1 The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

      9.2 If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

      9.3 In the event of a Change of Control, all outstanding Options shall immediately vest and become exercisable or satisfiable, as applicable. Further, in the event of a Change of Control, the Committee, in its discretion shall act to effect one or more of the following alternatives with respect to outstanding Options, which may vary among individual Holders and which may vary among Options held by any individual Holder: (i) determine a limited period of time on or before a specified date (before or after such Change of Control) after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (ii) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (iii) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (iv) provide that thereafter upon any exercise of an Option theretofore granted the Holder shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock then covered by such Option the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Holder has been the holder of record of the number of shares of Common Stock then covered by such Option. The provisions contained in this paragraph shall be inapplicable to an Award granted within six (6) months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of
Section 16(a) of the 1934 Act. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

      9.4 In the event of changes in the outstanding Common Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option and not otherwise provided for by this Section IX, any outstanding Options and any agreements evidencing such Options shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Options. In the event of any such change in the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

      9.5 The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

      9.6 Any adjustment provided for in Section 9.1 through 9.4 inclusive shall be subject to any required shareholder action.

      9.7 Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                  X.   AMENDMENT AND TERMINATION OF THE PLAN

      The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Option theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the shareholders, amend the Plan:

            (a) to increase the maximum number of shares which may be issued on exercise or surrender of an Option, except as provided in Section IX;

            (b)   to change the Option price;

            (c) to change the individuals eligible to receive Awards or materially increase the benefits accruing to the Executive Officers under the Plan;

            (d) to extend the maximum period during which Awards may be granted under the Plan;

            (e) to modify materially the requirements as to eligibility for participation in the Plan; or

            (f) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3.


               XI.  TRANSFER RESTRICTIONS; INTENTION TO COMPLY
                        WITH APPLICABLE SECURITIES LAWS

      11.1 Any shares of Common Stock issued pursuant to the Plan may not be resold for a period of six months following the issuance of such shares of Common Stock, or such longer period as may be required to comply with federal or state securities laws.

      11.2 It is intended that the Plan and any award of Common Stock made to an Executive Officer pursuant to the Plan meet all of the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. If any provision of the Plan or any such award of Common Stock would disqualify the Plan or the award of Common Stock hereunder, or would otherwise not comply with Rule16b-3, such provision or award of Common Stock shall be construed or deemed amended to conform to Rule 16b-3.

      11.3 All transactions pursuant to the terms of the Plan shall only be effective at such time as counsel to the Company shall have determined that such transaction will not violate federal or state securities or other laws. The Committee may, in its sole discretion, defer the effectiveness of such transaction to pursue whatever actions may be required to ensure compliance with such federal or state securities or other laws.

      11.4 All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Company, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                            XII.  WITHHOLDING TAXES

      12.1 Whenever the Company issues shares of Common Stock under the Plan, the Company shall have the right to require the Executive Officer to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, at the Company's discretion, the Company may issue only such number of shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued at their Fair Market Value on the date the withholding obligation is incurred.

                             XIII.  MISCELLANEOUS

      13.1 This Plan shall be construed in accordance with the laws of the State of Texas.

      13.2 No Right to An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Executive Officer any right to be granted an Award to purchase Common Stock, an Award to receive shares of Common Stock or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

      13.3 Restrictions on Transfer. An Option shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative.

                                  PROXY
                       METROCORP BANCSHARES, INC.

2000 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, APRIL 28, 2000

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The 2000 Annual Meeting of Shareholders of MetroCorp Bancshares, Inc. (the "Company") will be held at 9600 Bellaire Boulevard, Houston, Texas 77036, on Friday, April 28, 2000, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of 2000 Annual Meeting of Shareholders and Proxy Statement dated April 3, 2000 accompanying this proxy.

      The undersigned hereby appoints Don J. Wang and Ruth E. Ransom and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2000 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, as may properly come before such meeting or any adjournment thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company's Amended and Restated Bylaws.

      This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned's directions set forth herein. If no direction is made, this proxy will be voted FOR the election of all nominees for director named herein to serve on the Board of Directors, FOR the proposal to approve the Company's Executive Bonus Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2000.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED FOR THE FOLLOWING PROPOSALS UNLESS OTHERWISE INDICATED.

      1.    ELECTION OF three Class II Directors and one Class III Director.

            / /  FOR all nominees listed (except as otherwise indicated*)

            / /  WITHHOLD AUTHORITY for all nominees listed

                 * INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, DRAW A LINE THROUGH THE NAME OF SUCH NOMINEE IN THE LIST BELOW.

            Tiong Loi Ang     May P. Chu         John Lee       Don J. Wang


      2. PROPOSAL TO APPROVE the MetroCorp Bancshares, Inc. Executive Bonus Plan as more fully described in the Proxy Statement.

            / / FOR          / / AGAINST      / / ABSTAIN

      3. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2000.

            / / FOR          / / AGAINST      / / ABSTAIN

      Please sign your name exactly as it appears below. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.


                                             ___________________________________

                                             ___________________________________
                                             Signature(s) of Shareholder(s)

                                             Date: _____________________, 2000